Exhibit 99.1


NEWS from TOKHEIM CORPORATION

CONTACT:

     John S. Hamilton
     President & CEO
     Tokheim Corporation
     (260) 470-4649



For release to National Circuit and Analysts.

                        TOKHEIM CORPORATION CLOSES SALE
                           OF NORTH AMERICAN ASSETS


FORT WAYNE, IN, March 8, 2003-- Tokheim Corporation (OTC BB: THMC) announced today that effective March 7, 2003, it has completed the sale of the company's Gasboy operating segment to certain affiliates of Danaher Finance Company and the sale of its Tokheim North America and MSI operating segments to certain affiliates of First Reserve Fund IX, L.P.

Tokheim did not receive any additional qualified bids for its Tokheim International operating segment in accordance with the procedures required by the United States Bankruptcy Code. Therefore, the auction scheduled for February 27, 2003, was cancelled and Tokheim intends to submit the bid of AXA Private Equity for approval by the Bankruptcy Court.

Tokheim does not believe its shareholders will receive any distribution upon confirmation of a plan of reorganization.